UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PGIM Short Duration High Yield Opportunities Fund

(Exact name of registrant as specifies in its charter)

Maryland (State of incorporation)	85-1095736 (I.R.S. Employer Identification No.)
655 Broad Street, Newark, NJ 07102-4410 (Address of principal executive offices)	07102 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares ($0.001 par value)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-238603

Securities to be registered pursuant to Section 12(g) of the Act:            None

INFORMATION REQUIRED IN A REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the Registrant’s registration statement on Form N-2, filed on October 23, 2020 (File No. 333-238603).

Item 2. Exhibits.

None

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Newark and the State of New Jersey on the 18th day of November, 2020.

PGIM SHORT DURATION HIGH YIELD OPPORTUNITIES FUND

By:	/s/ Christian J. Kelly
Name:	Christian J. Kelly
Title:	Treasurer